Exhibit 99.1

Press Release

Contacts:
Investors:	William Kuser	203-573-2213
Media:	Mary Ann Dunnell	203-573-3034

Chemtura Reports First Quarter 2006 Results

MIDDLEBURY, CT — May 4, 2006 - Chemtura Corporation (NYSE: CEM; the “Company”) reported today earnings from continuing operations for the first quarter of 2006 of $13.2 million, or $0.05 per diluted share and non-GAAP earnings from continuing operations of $26.8 million or $0.11 per diluted share. Earnings from continuing operations includes $1.5 million ($0.9 million after-tax) related to the incremental stock-based compensation expense for the three months ended March 31, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

Non-GAAP earnings from continuing operations for the first quarter of 2006 exclude pre-tax charges of $10.0 million for merger costs resulting from the merger with Great Lakes Chemical Corporation on July 1, 2005 (“the Merger”), antitrust costs of $12.8 million, $2.9 million for additional depreciation due to the change in the useful life of certain assets at one of the Company’s manufacturing facilities, $0.5 million for facility closures, severance and related costs, and an offsetting $4.3 million favorable settlement of a contractual matter.

The following is a summary of the first quarter results on a GAAP basis:

(In millions)	First Quarter
	2006	2005	% change
Net Sales (a)	$915.8	$589.7	55%
Operating profit (b)	$46.4	$61.4	(25%)
Earnings from continuing operations (b)	$13.2	$18.2	(28%)
Diluted earnings per share from continuing operations	$0.05	$0.15	(67%)

The following is a summary of the first quarter 2006 results on a non-GAAP basis as compared with the first quarter of 2005 results on a pro forma and non-GAAP basis. The pro forma basis reflects the impact of the Merger as if it occurred on January 1, 2005, which has been set forth in the supplemental disclosures attached to this press release:

(In millions)	First Quarter
	2006	Pro forma 2005	% change
Net sales (a)	$915.8	$1,010.2	(9%)
Non-GAAP operating profit (b)	$72.6	$85.0	(15%)
Non-GAAP earnings from continuing operations (b)	$26.8	$33.1	(19%)
Non-GAAP diluted earnings per share from continuing operations	$0.11	$0.14	(21%)

(a)          Includes $40.4 million for the first quarter of 2005 relating to the Polymer Processing Equipment business that was deconsolidated in April 2005.

(b)         Includes $1.5 million ($0.9 million after-tax) for the first quarter of 2006 which represents the effects of implementing FASB Statement 123R for stock-based compensation.

First quarter 2005 GAAP earnings from continuing operations were $18.2 million or $0.15 per diluted share. Pro forma non-GAAP earnings from continuing operations for the first quarter of 2005 were $33.1 million or $0.14 per diluted share. Pro forma non-GAAP earnings from continuing operations for the first quarter of 2005 excludes pre-tax charges of $1.1 million for facility closures, severance and related costs, $3.2 million for antitrust costs and an offsetting $7.2 million of insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

“Although year-over-year comparisons were down, as expected, following a very strong 2005 first quarter, we delivered on the promise of improved volume and earnings sequentially from the fourth quarter of 2005. The 5% increase in sequential revenue was driven by improvement in several businesses, most notably a 9% increase in non-Flame Retardant Plastic Additives revenue,” said Robert L. Wood, president, chairman and chief executive officer. “While we continue to make excellent progress in many of our businesses, we are implementing plans to improve profitability in those that did not meet our expectations.”

Net Sales and Non-GAAP and Pro forma Operating Profit

First quarter 2006 net sales of $915.8 million were $326.0 million above first quarter 2005 net sales of $589.7 million. The increase was primarily due to $377.9 million in additional sales resulting from the Merger, partially offset by the exclusion of $40.4 million of sales due to the deconsolidation of the Company’s Polymer Processing Equipment business in April 2005. First quarter 2006 net sales were $915.8 million or 9 percent less than first quarter 2005 pro forma net sales of $1,010.2 million. $83.2 million of the decrease is attributable to lower volume, $40.4 million to the deconsolidation of the Company’s Polymer Processing Equipment business unit and $24.0 million to unfavorable foreign currency impact, partially offset by a $53.2 million increase in selling prices.

Operating profit for the first quarter of 2006 was $46.4 million as compared with $61.4 million for the first quarter of 2005. On a non-GAAP basis, first quarter 2006 operating profit of $72.6 million was $12.4 million or 15% lower than first quarter 2005 pro forma non-GAAP operating profit of $85.0 million. The 15% decrease is comprised of price increases of $53.2 million and cost savings of $17.8 million which were offset by raw material and energy cost increases of $28.4 million, lower volumes of $21.3 million and $19.0 million of unfavorable manufacturing costs resulting from lower production volumes, $4.5 million of unfavorable foreign currency translation primarily due to the effect of euro denominated sales, $1.5 million related to the incremental effect of stock option expense and other net declines in operating costs.

The tax rate from continuing operations for the first quarter of 2006 was 34% compared to 44% for the first quarter of 2005. The Company expects its effective tax rate for the full year of 2006 to be approximately 37%.

Non-GAAP operating profit, non-GAAP earnings from continuing operations and non-GAAP earnings per share from continuing operations are considered non-GAAP financial measures. A reconciliation of the Company’s GAAP operating profit to non-GAAP and pro forma operating profit and of the Company’s GAAP earnings from continuing operations to non-GAAP and pro forma earnings from continuing operations is set forth in the supplemental disclosure attached to this press release.

First Quarter Earnings Q&A Teleconference

The Company’s first quarter earnings conference call will be held on Friday, May 5, 2006 at 8:30 a.m. EDT. Interested parties are asked to dial in approximately 10 minutes prior to the start time at (612) 288-0329. Replay of the call will be available for two weeks starting at 12:00 p.m. on May 5. To access the replay, call (320) 365-3844 and enter access code 826042.

Live internet access to the conference call and informational slides will be available through the Investor Relations section of the Company’s Web site, www.chemtura.com.

Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.   Additional information concerning Chemtura is available at www.chemtura.com.

###

Supplemental Historical Pro Forma and Non-GAAP Financial Information

Included in the Appendix to this press release are supplemental financial tables containing unaudited pro forma and non-GAAP adjusted Consolidated Statements of Operations and Segment Operating Profit. The attached schedules reflect adjustments to previously furnished information for changes in depreciation and amortization related to the Company’s continuing evaluation of the fair value of Great Lakes’ property, plant and equipment and intangible assets. The schedules also reflect certain additional reclassifications to conform the former Great Lakes presentation to the Company’s presentation.

Unaudited Pro Forma Financial Information

The attached unaudited pro forma results of operations for the first quarter of 2005 give effect to the Merger using the purchase method as if the Merger had been consummated as of January 1, 2005. The pro forma unaudited results of operations combine the historical results of operations of the Company and Great Lakes with the following adjustments:

(1)       Pension — Represents a reduction in pension expense, principally due to the elimination of the impact of amortization of historical gains and losses from Great Lakes’ historical net periodic benefit cost.

(2)       Interest — Represents the impact on interest expense of amortization of the fair value adjustment to Great Lakes’ long-term debt.

(3)       Purchase accounting depreciation — Represents the impact on depreciation expense of the fair value adjustment and change in the remaining useful life of Great Lakes’ property, plant and equipment.

(4)       Amortization — Represents the impact on amortization expense of the fair value adjustment and change in remaining useful life of Great Lakes’ intangible assets.

(5)       Inventory accounting — Represents the impact of conforming Great Lakes’ inventory capitalization policy to a consistently applied method utilized by the Company.

(6)       Merger costs — Represents the reversal of costs incurred by Great Lakes in connection with the Merger.

The unaudited pro forma results of operations do not give effect to synergies and cost savings. The results of valuations of the assets and liabilities of Great Lakes, including property, plant and equipment, intangible assets and in-process research and development costs, have been estimated and are subject to further revision during the allocation period. The pro forma results of operations do not purport to be indicative of what the actual results of operations would have been had the Merger been completed on the dates assumed or the results of operations that may be achieved in the future.

Conformed Great Lakes

The financial information presented as Conformed Great Lakes in the Appendix reflects reclassifications of historical Great Lakes financial information to conform to the Company’s presentation.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company. Excluded items include facility closures, severance and related costs, antitrust costs, Merger costs, asset impairments, increased depreciation due to the change in useful life of assets, unusual and non-recurring catastrophic events or settlements, loss on early extinguishment of debt, expenses relating to the termination of employment of certain executives, and gains and losses on disposition of business units. In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes. This rate incorporates an assumed mix of foreign earnings and taxes, permanent book-tax differences, various tax planning strategies and other assumptions. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura’s cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business; the ability to reduce Chemtura’s debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and Chemtura’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended March 31,
	2006	2005

Net sales	$915,761	$589,730

Cost of products sold (*)	674,837	420,474
Selling, general and administrative (*)	104,963	63,999
Depreciation and amortization	51,711	30,126
Research and development	14,798	10,511
Equity income	(274)	(88)
Facility closures, severance and related costs	504	158
Antitrust costs	12,808	3,166
Merger costs	10,045	—

Operating profit	46,369	61,384
Interest expense	29,073	24,406
Other (income) expense, net (*)	(2,640)	4,266

Earnings from continuing operations before income taxes	19,936	32,712
Income tax expense	6,731	14,483

Earnings from continuing operations	13,205	18,229
Earnings from discontinued operations	—	2,206

Net earnings	$13,205	$20,435

Basic earnings per common share:
Earnings from continuing operations	$0.05	$0.16
Earnings from discontinued operations	—	0.02
Net earnings	$0.05	$0.18

Diluted earnings per common share:
Earnings from continuing operations	$0.05	$0.15
Earnings from discontinued operations	—	0.02
Net earnings	$0.05	$0.17

Weighted average shares outstanding - basic	240,125	116,760

Weighted average shares outstanding - diluted	241,191	118,945

(*)           Certain amounts relating to operations have been reclassified from other (income) expense, net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation.

CHEMTURA CORPORATION

Condensed Consolidated Balance Sheets

(In thousands of dollars)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$141,290	$138,556
Accounts receivable	607,608	547,857
Inventories	702,075	661,617
Other current assets	195,967	193,570
Assets held for sale*	6,500	—
Total current assets	1,653,440	1,541,600

NON-CURRENT ASSETS
Property, plant and equipment, net	1,168,964	1,192,335
Cost in excess of acquired net assets	1,212,804	1,211,459
Intangible assets, net	608,782	620,677
Other assets	391,500	419,932

	$5,035,490	$4,986,003

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$67,868	$60,168
Accounts payable	310,114	310,485
Accrued expenses	425,328	444,336
Income taxes payable	126,454	160,700
Total current liabilities	929,764	975,689

NON-CURRENT LIABILITIES
Long-term debt	1,397,652	1,309,603
Pension and post-retirement health care liabilities	616,379	618,539
Other liabilities	299,330	306,775

STOCKHOLDERS' EQUITY
Common stock	2,518	2,515
Additional paid-in capital	2,956,522	2,950,649
Accumulated deficit	(868,674)	(869,873)
Accumulated other comprehensive loss	(131,159)	(141,052)
Treasury stock at cost	(166,842)	(166,842)
Total stockholders' equity	1,792,365	1,775,397

	$5,035,490	$4,986,003

*                    Represents assets located at the Company's West Lafayette, Indiana site.

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands of dollars)

	Quarter Ended March 31,
Increase (decrease) to cash	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$13,205	$20,435
Adjustments to reconcile net earnings to net cash used in operations:
Depreciation and amortization	51,711	32,135
Equity income	(371)	(88)
Changes in assets and liabilities, net:
Accounts receivable	(102,272)	(40,606)
Accounts receivable - securitization	57,161	1,596
Inventories	(29,412)	(30,168)
Accounts payable	(3,440)	(20,490)
Pension and post-retirement health care liabilities	(5,733)	(3,248)
Other	(53,087)	(29,586)
Net cash used in operations	(72,238)	(70,020)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from sale of businesses	19,390	11,797
Payments for acquisitions	(6,733)	—
Payments for Merger transaction costs	(4,737)	—
Capital expenditures	(17,560)	(13,978)
Other investing activities	(2)	(28)
Net cash used in investing activities	(9,642)	(2,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facility, net	86,993	25,000
Proceeds from (payments on) short-term borrowings	5,844	(162)
Dividends paid	(12,007)	(5,808)
Proceeds from exercise of stock options	848	13,333
Other financing activities	433	991
Net cash provided by used in financing activities	82,111	33,354

CASH
Effect of exchange rates on cash	2,503	(1,414)

Change in cash	2,734	(40,289)
Cash at beginning of period	138,556	158,700

Cash at end of period	$141,290	$118,411

Note:      The 2005 Condensed Consolidated Statements of Cash Flows have not been adjusted to reflect the discontinued
                operations and thus includes the cash flows of the Refined Products business, which was sold in June 2005.

CHEMTURA CORPORATION

Segment Sales and Operating Profit (Unaudited)

(In thousands of dollars)

	Quarter Ended March 31,
	2006	2005
NET SALES

Plastic Additives	$397,584	$208,287
Polymers	127,338	130,818
Specialty Additives	142,524	132,319
Crop Protection	88,610	77,913
Consumer Products	114,427	—
Polymer Processing Equipment	—	40,393
Other	45,278	—
Total net sales	915,761	589,730

OPERATING PROFIT

Plastic Additives	$32,270	$16,922
Polymers	17,409	23,649
Specialty Additives	15,809	26,344
Crop Protection	23,601	19,497
Consumer Products	12,293	—
Polymer Processing Equipment	—	(470)
Other	5,582	—
	106,964	85,942

General corporate expense, including amortization	(37,238)	(21,234)
Facility closures, severance and related costs	(504)	(158)
Antitrust costs	(12,808)	(3,166)
Merger costs	(10,045)	—
Total operating profit	$46,369	$61,384

SUPPLEMENTARY SCHEDULE

CHEMTURA CORPORATION

Major Factors Affecting Pro Forma Operating Results (Unaudited)

Quarter ended March 31, 2006 versus 2005

(In millions of dollars)

The following table summarizes the major factors contributing to the first quarter changes in operating results versus the prior year pro forma operating results:

	Quarter Ended March 31,
		Pre-tax
		Earnings (Loss)
		from
	Net	Continuing
	Sales	Operations

2005 *	$1,010.2	$53.7

2005 Conyers fire insurance recoveries	—	(7.2)
2005 Facility closures, severance and related costs	—	1.1
2005 Antitrust costs	—	3.2
	1,010.2	50.8

Higher selling prices	53.2	53.2
Reduced unit volume/mix	(83.2)	(21.3)
Foreign currency impact	(24.0)	(4.5)
Polymer Processing Equipment	(40.4)	—
Cost savings	—	17.8
Higher raw materials/energy costs	—	(28.4)
Unfavorable manufacturing productivity/absorption	—	(19.0)
Stock option expense	—	(1.5)
Other	—	(5.3)
	915.8	41.8

2006 Favorable settlement of contractual matter	—	4.3
2006 Change in useful life of assets	—	(2.9)
2006 Facility closures, severance and related costs	—	(0.5)
2006 Antitrust costs	—	(12.8)
2006 Merger expense	—	(10.0)

2006	$915.8	$19.9

*                    Represents the pro forma net sales and pre-tax earnings from continuing operations,  giving effect to the merger with Great Lakes as if it had been consummated as of the beginning of the year.

CHEMTURA CORPORATION
Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)
(In thousands, except per share data)

			Non-GAAP
	Quarter Ended		241,191
	March 31,	Non-GAAP	March 31,
	2006	Adjustments	2006

Net sales	$915,761	—	$915,761
		—
Cost of products sold	674,837	—	674,837
Selling, general and administrative	104,963	—	104,963
Depreciation and amortization	51,711	(2,885)	48,826
Research and development	14,798	—	14,798
Equity income	(274)	—	(274)
Facility closures, severance and related costs	504	(504)	—
Antitrust costs	12,808	(12,808)	—
Merger costs	10,045	(10,045)	—

Operating profit	46,369	26,242	72,611
Interest expense	29,073	—	29,073
Other (income) expense, net	(2,640)	4,300	1,660

Earnings from continuing operations before income taxes	19,936	21,942	41,878
Income tax expense	6,731	8,346	15,077

Earnings from continuing operations	$13,205	13,596	$26,801

Diluted earnings from continuing operations			$0.11

Diluted weighted average shares outstanding			241,191

Non-GAAP
Non-GAAP Adjustments consist of the following:

Change in useful life of property, plant and equipment	$2,885
Facility closures, severance and related costs	504
Antitrust costs	12,808
Merger costs	10,045
Favorable settlement of contractual matter	(4,300)
Pre-Tax	21,942

Adjustment to apply a non-GAAP effective tax rate	8,346
After-Tax	$13,596

CHEMTURA CORPORATION
Pro Forma Non-GAAP Condensed ConsolidatedStatement of Earnings (Unaudited)
(In thousands, except per share data)

	Chemtura Quarter Ended March 31, 2005	Conformed Great Lakes Quarter Ended March 31, 2005	Pro Forma Adjustments	Pro Forma Combined Quarter Ended March 31, 2005	Adjustments Non-GAAP	Pro Forma Non-GAAP Combined Quarter Ended March 31, 2005
Net sales	$589,730	$420,425	$—	$1,010,155	$—	$1,010,155

Cost of products sold	420,474	306,971	244	727,689	7,163	734,852
Selling, general and administrative	63,999	57,947	(240)	121,706	—	121,706
Depreciation and amortization	30,126	19,770	1,913	51,809	—	51,809
Research and development	10,511	6,734	(52)	17,193	—	17,193
Equity income	(88)	(280)	—	(368)	—	(368)
Facility closures, severance and related costs	158	982	—	1,140	(1,140)	—
Antitrust costs	3,166	—	—	3,166	(3,166)	—
Merger costs	—	2,549	(2,549)	—	—	—

Operating profit (loss)	61,384	25,752	684	87,820	(2,857)	84,963
Interest expense	24,406	6,969	(2,202)	29,173	—	29,173
Other (income) expense, net	4,266	658	—	4,924	—	4,924

Earnings (loss) from continuing operations before income taxes	32,712	18,125	2,886	53,723	(2,857)	50,866
Income tax expense (benefit)	14,483	5,618	116	20,217	(2,414)	17,803

Earnings (loss) from continuing operations	$18,229	$12,507	$2,770	$33,506	$(443)	$33,063

Diluted earnings from continuing operations				$0.14		$0.14

Diluted weighted average shares outstanding				234,634		234,634

Pro Forma
Pro Forma Adjustments consist of the following:
Pension	$975
Interest	2,202
Purchase accounting depreciation	2,637
Amortization	(4,550)
Purchase accounting inventory fair value impact	(927)
Merger costs	2,549
Pre-Tax	2,886
Adjustment to apply a pro forma effective tax rate	116
After-Tax	$2,770

Non-GAAP Adjustments consist of the following:

	Non-GAAP
Facility closures, severance and related costs	$1,140
Antitrust costs	3,166
Conyers fire insurance recoveries	(7,163	)(a)
Pre-Tax	(2,857)

Adjustment to apply a non-GAAP effective tax rate	(2,414)
After-Tax	$(443)

(a)             Represents insurance recoveries related to a fire at the Company's Conyers, Georgia facility.

CHEMTURA CORPORATION
Non-GAAP Segment Sales and Operating Profit (Unaudited)
(In thousands of dollars)

SUPPLEMENTARY SCHEDULE

	Quarter Ended March 31, 2006	Pro Forma Quarter Ended March 31, 2005
NET SALES
Plastic Additives	$397,584	$427,830
Polymers	127,338	130,818
Specialty Additives	142,524	141,610
Crop Protection	88,610	88,530
Consumer Products	114,427	139,870
Polymer Processing Equipment (a)	—	40,393
Other	45,278	41,104
Total net sales	$915,761	$1,010,155

OPERATING PROFIT (LOSS)

Plastic Additives	$32,270	$43,392
Polymers	17,409	23,649
Specialty Additives	15,809	27,495
Crop Protection	23,601	23,368
Consumer Products	12,293	2,071
Polymer Processing Equipment (a)	—	(470)
Other	5,582	3,998
	106,964	123,503

General corporate expense	(34,353)	(38,540)
Total operating profit	$72,611	$84,963

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC venture, Polymer Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the venture’s earnings in Other (income) expense, net.

CHEMTURA CORPORATION
Non-GAAP Segment Sales and Operating Profit (Unaudited)
(In thousands of dollars)

	Quarter Ended March 31, 2006	Non-GAAP Adjustments	Non-GAAP Quarter Ended March 31, 2006
Sales
Plastic Additives	$397,584	$—	$397,584
Polymers	127,338	—	127,338
Specialty Additives	142,524	—	142,524
Crop Protection	88,610	—	88,610
Consumer Products	114,427	—	114,427
Polymer Processing Equipment	—	—	—
Other	45,278	—	45,278
	915,761	—	915,761

Operating Profit

Plastic Additives	$32,270	$—	$32,270
Polymers	17,409	—	17,409
Specialty Additives	15,809	—	15,809
Crop Protection	23,601	—	23,601
Consumer Products	12,293		12,293
Polymer Processing Equipment	—	—	—
Other	5,582	—	5,582
	106,964	—	106,964

General corporate expense	(37,238)	2,885	(34,353)
Facility closures, severance and related costs	(504)	504	—
Antitrust costs	(12,808)	12,808	—
Merger costs	(10,045)	10,045	—
Total operating profit (loss)	$46,369	$26,242	$72,611

Operating Profit
Non-GAAP Adjustments consist of the following:
Change in useful life of property, plant and equipment	$2,885
Facility closures, severance and related costs	504
Antitrust costs	12,808
Merger costs	10,045
$26,242

CHEMTURA CORPORATION
Pro Forma Non-GAAP Segment Sales and Operating Profit (Unaudited)
(In thousands of dollars)

	Quarter Ended March 31, 2005	Conformed Great Lakes Quarter Ended March 31, 2005	Pro Forma Adjustments	Pro Forma Combined Quarter Ended March 31, 2005	Non-GAAP Adjustments	Pro Forma Non-GAAP Combined Quarter Ended March 31, 2005
Sales

Plastic Additives	$208,287	219,543	—	427,830	—	427,830
Polymers	130,818	—	—	130,818	—	130,818
Specialty Additives	132,319	9,291	—	141,610	—	141,610
Crop Protection	77,913	10,617	—	88,530	—	88,530
Consumer Products	—	139,870	—	139,870	—	139,870
Polymer Processing Equipment	40,393	—	—	40,393	—	40,393
Other	—	41,104	—	41,104	—	41,104
	589,730	420,425	—	1,010,155	—	1,010,155

OPERATING PROFIT

Plastic Additives	$16,922	20,193	6,277	43,392	—	43,392
Polymers	23,649	—	—	23,649	—	23,649
Specialty Additives	26,344	1,019	132	27,495	—	27,495
Crop Protection	19,497	3,790	81	23,368	—	23,368
Consumer Products	—	5,588	(4,354)	1,234	837	2,071
Polymer Processing Equipment	(470)	—	—	(470)	—	(470)
Other	—	3,532	466	3,998	—	3,998
	85,942	34,122	2,602	122,666	837	123,503

General corporate expense	(21,234)	(4,839)	(4,467)	(30,540)	(8,000)	(38,540)
Facility closures, severance and related costs	(158)	(982)	—	(1,140)	1,140	—
Antitrust costs	(3,166)	—	—	(3,166)	3,166	—
Merger costs	—	(2,549)	2,549	—	—	—
Total operating profit	$61,384	25,752	684	87,820	(2,857)	84,963

Operating Profit
Pro Forma Adjustments consist of the following:

Pension	$975
Purchase Accounting Depreciation	2,637
Amortization	(4,550)
Inventory Accounting	(927)
Merger Costs	2,549
$684

Operating Profit
Non-GAAP Adjustments consist of the following:

Facility closures, severance and related costs	$1,140
Antitrust costs	3,166
Conyers Fire Costs	(7,163)
$(2,857)